Exhibit 10.3

BONUS DESCRIPTION

PRESIDENT OF WATERSTONE MORTGAGE CORPORATION

APRIL 26, 2012

Bonus:	5% of all Waterstone Mortgage pre-tax income in excess of $2,000,000.00, adjusted as set forth below

Adjustments:	a.	WSB warehouse line to be priced equivalent to USB warehouse line (or best lender pricing by third party to Waterstone Mortgage)

	b.	$100,000 in annual parent company pass-through expenses

	c.	Expensing of Waterstone Mortgage officer bonuses prior to computation of Egenhoefer bonus

	d.	No bonus payable if Waterstone Mortgage or WaterStone Bank become subject to a regulatory order the caused or contributed to by the operations of Waterstone Mortgage.